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                                                                      Exhibit 21





                             ALOETTE COSMETICS, INC.

                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT



                  NAME                             STATE OR JURISDICTION OF
                                                         INCORPORATION

  ALOETTE COSMETICS, INC.
  OF DELAWARE                                              Delaware

  ALOETTE INTERNATIONAL, INC.                              Delaware

  ALOETTE REALTY, INC.                                     Delaware

  ALOETTE COSMETICS, INC.
  OF PENNSYLVANIA                                          Pennsylvania

  ALOETTE COSMETICS OF CANADA, INC.                        Canada

  ALOETTE COSMETICS (AUSTRALASIA) LTD.                     Australia